SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
Amendment No. 1 to Form 8-A

TOWER SEMICONDUCTOR LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

P.O. Box 619, Migdal Haemek, Israel	23105

(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-126909

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Rights to Purchase Convertible Debentures

(Title of Class)

Convertible Debentures

(Title of Class)

        The undersigned registrant hereby amends the Form 8-A originally filed on November 22, 2005 relating to the rights and securities described therein, to read in its entirety as set forth herein.

Item 1.	Description of Registrant’s Securities to be Registered.

        The description of the securities to be registered hereunder, including their tax consequences, is set forth under the captions “The Rights Offering,” “Description of the Debentures” and “Material Income Tax Considerations” in the Registrant’s registration statement on Form F-1 filed with the Securities and Exchange Commission, as amended (Registration No. 333-126909), and is incorporated herein by reference (the “Registration Statement”).

Item 2.	Exhibits.

1.1	Memorandum of Association of the Registrant (incorporated herein by reference to Exhibit No. 3.1 of the Registrant's Registration Statement on Form F-1, File No. 33-83126).

1.2	Articles of Association of the Issuer, as amended by vote of the shareholders on October 27, 2005 (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

4.1	Rights Agent Agreement dated as of December 20, 2005 by and between Tower Semiconductor and American Stock Transfer & Trust Company.

4.2	Form of Rights Certificate (included as Exhibit A to the Rights Agent Agreement filed as Exhibit 4.1 to this Form 8-A/A)

4.3	Indenture dated as of December 15, 2005 by and among Tower Semiconductor Ltd., The Bank of New York and Hermetic Trust (1975) Ltd. (incorporated herein by reference to Exhibit 4.2 of the Registration Statement).

4.4	Form of Note for the Debentures (included as Exhibit A to the Indenture filed as Exhibit No. 4.2 to the Registration Statement and incorporated herein by reference).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.

TOWER SEMICONDUCTOR LTD. BY: /s/ Nati Somekh-Gilboa —————————————— Nati Somekh-Gilboa Corporate Secretary

Date: December 29, 2005